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EXHIBIT 10.2












                              SUN COMPANY, INC.

                  RETAINER STOCK PLAN FOR OUTSIDE DIRECTORS






                            Amended and Restated
                              as of May 5, 1994



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                              SUN COMPANY, INC.

                  RETAINER STOCK PLAN FOR OUTSIDE DIRECTORS


I.   PURPOSE

     The purpose of the Sun Company, Inc. Retainer Stock Plan for Outside Directors (the "Plan") is to provide ownership of the Company's Common Stock to Outside Directors of the Sun Company, Inc. Board of Directors by paying, in shares of Common Stock, a portion of the retainer fee paid to each Outside Director, and thereby improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company; provide competitive remuneration for Board service; enhance the breadth of Outside Director remuneration; and strengthen the commonality of interest between directors and shareholders.

II.  EFFECTIVE DATE

     This Plan shall become effective upon its approval by the shareholders of the Company. This Plan shall be submitted to the shareholders for their approval at the Annual Meeting to be held in 1990.

III. DEFINITIONS

     In this Plan, the following definitions apply:

     (1) "Annual Meeting" means the Annual Meeting of Shareholders of Sun Company, Inc.

     (2) "Award" means the annual award of an equal number of shares of Common Stock to each Outside Director under this Plan.

     (3)  "Board" means Board of Directors of Sun Company, Inc.

     (4) "Chairman" shall mean the Chairman of the Board of Directors of Sun Company, Inc.

     (5)  "Common Stock" means Sun Company, Inc. common stock.

     (6)  "Company" means Sun Company, Inc., a Pennsylvania corporation.

     (7) "Outside Director" means any member of the Company's Board of Directors who is not also a principal officer of the Company.

     (8) "Participant" means each Outside Director to whom an award of Common Stock is granted under this Plan upon his or her election or reelection to the Board.

     (9) "Plan" means this Sun Company, Inc. Retainer Stock Plan for Outside Directors, as it may be amended from time to time.

IV.  ADMINISTRATION

     (1) The Board shall administer this Plan. The Chairman shall have responsibility to conclusively interpret the provisions of this Plan and decide all questions of fact arising in its application

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          and such determinations shall be final and binding on the Company and the Outside Director.

     (2) Determinations made with respect to any individual under this Plan shall be made without the participation of such individual.

     (3) This Plan and all action taken under it shall be governed, as to construction and administration, by the laws of the Commonwealth of Pennsylvania.

V.   ELIGIBILITY AND AWARDS

     (1)  Eligibility.  Each Outside Director shall participate in this
          Plan.

     (2) Grant of Awards. Commencing with the Annual Meeting in 1994, each Participant shall be granted an Award of such number of shares of Common Stock (rounded up to the nearest whole five shares), the market value of which shall equal seventy percent (70%) of the Board retainer fee then in effect. For purposes of determining such market value, the closing price of Common Stock on the New York Stock Exchange on the fifth business day prior to the applicable Annual Meeting shall be used for purposes of this calculation.

     (3) Award Limitations. (a) Notwithstanding the above subsection, the number of shares of Common Stock to be awarded to each Participant shall be limited to an amount the fair market value of which shall not exceed $40,000, as determined by the closing price of Common Stock on the New York Stock Exchange on the day prior to such Participant's election or reelection.

          (b) The maximum number of shares of Common Stock which may be issued under this Plan shall be two hundred and fifty thousand shares (250,000), subject to adjustments pursuant to Section VII.

          (c) Subject to applicable rules and regulations of the Securities and Exchange Commission, shares of Common Stock issued hereunder shall be freely transferrable and non-forfeitable.

     (4) Pro Ration of Certain Awards. In the event that any Outside Director is elected by the Board to fill a vacancy between Annual Meetings, such Outside Director shall participate in this Plan and he or she shall receive a number of shares representing a pro rata portion of the number of shares of Common Stock awarded to the Participants as of the Annual Meeting which immediately preceded the election of such Outside Director; however, in no event shall the fair market value of such shares exceed $40,000 as determined pursuant to subparagraph (3)(a).

     (5) Issuance of Common Stock. As soon as practicable after the applicable Annual Meeting or the date an Outside Director is otherwise elected as described above, the Company shall cause to be issued and delivered to each Outside Director a stock certificate, registered in the name of such Outside Director, evidencing the award of Common Stock pursuant to this Plan. Outside Directors shall not be deemed for any purpose to be or have any rights as shareholders of the Company with respect to

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          any shares of Common Stock awarded under this Plan, except as and when certificates therefor are issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of such stock certificate.

     (6) Discontinuation. The Board may at any time discontinue granting Awards under this Plan.

VI.  REGULATORY COMPLIANCE AND LISTING

     The issuance or delivery of any shares of Common Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange, or any requirements under any other law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

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                                              Sun Company, Inc.
                                              Board of Directors
                                              May 5, 1994



                                 BACKGROUND

     This resolution (1) accepts and approves certain recommendations made in a Report of the Board Policy and Nominating Committee presented at the meeting of the Board of Directors held April 7, 1994, and (2) authorizes the amendment of certain sections of the Sun Company, Inc. Retainer Stock Plan for Outside Directors, consistent with such Report.



               RESOLVED, That the Report of the Board Policy and Nominating Committee presented at the meeting of the Board of Directors held April 7, 1994, which recommended certain modifications to Board compensation is hereby accepted and such recommendations are hereby approved;

               FURTHER RESOLVED, That, consistent with such Report, the Sun Company, Inc. Retainer Stock Plan for Outside Directors ("Retainer Stock Plan") is hereby amended to provide that the portion of the Board retainer fee payable in the form of Sun Company, Inc. common stock ("Common Stock") shall constitute such number of shares of Common Stock (rounded up to the nearest five whole shares), the market value of which shall equal seventy percent (70%) of the Board retainer fee then in effect, as such market value is calculated and determined under the Retainer Stock Plan;

               FURTHER RESOLVED, That, consistent with the foregoing resolutions, the Retainer Stock Plan is hereby amended and restated in the form attached hereto as Exhibit A.
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                                                   Attachment A




                              AMENDMENT TO THE

         SUN COMPANY, INC. RETAINER STOCK PLAN FOR OUTSIDE DIRECTORS


V.   ELIGIBILITY AND AWARDS

     (6)  Deferral of Award.  Notwithstanding the provisions of subsection
          (5) above, if a Participant so desires, awards of shares of Common Stock granted hereunder may be deferred in the form of Share Units pursuant to the Sun Company, Inc. Directors Deferred Compensation Plan ("Deferred Plan"). Such deferral shall be subject to the provisions of the Deferred Plan except that the following terms shall supersede the terms of the Deferred Plan:

          a) The deferral of shares of Common Stock under this Plan as Share Units under the Deferred Plan shall be pursuant to a one-time irrevocable election by a Participant.

          b) The irrevocable election shall apply to all shares of Common Stock granted subsequent to such election.

          c) The method of payment or distribution of deferred amounts must be irrevocably specified in a notice delivered to the Compensation Committee. The method of payment or distribution may be changed with respect to future awards of shares of Common Stock by filing notice of such change with the Compensation Committee. Any such change shall apply only to shares of Common Stock awarded on or after the first day of the quarter following the calendar quarter in which the notice is received by the Compensation Committee. Such notice shall continue, and be effective, until revoked.